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                                                                   Exhibit 99.2C




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated February 1, 2002 accompanying the financial statements of Separate Account B of The Manufacturers Life Insurance Company of New York in Pre-Effective Amendment No. 1 to the Registration Statement No. 333-85296 on Form S-6 and related prospectus of Separate Account B of The Manufacturers Life Insurance Company of New York.



                                                /s/ ERNST & YOUNG LLP



Philadelphia, Pennsylvania
July 11, 2002

               Consent of Ernst & Young LLP, Independent Auditors




We consent to the reference to our firm under the caption "Independent Auditors" in the prospectus and to the use of our report dated February 16, 2002 accompanying the financial statements of The Manufacturers Life Insurance Company of New York in Pre-Effective Amendment No. 1 to the Registration Statement No. 333-85296 on Form S-6 and the related prospectus of Separate Account B of The Manufacturers Life Insurance Company of New York.





                                                /s/ ERNST & YOUNG LLP


Boston, Massachusetts
July 11, 2002